UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 5, 2026

ATLASSIAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-37651	88-3940934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
350 Bush Street, Floor 13
San Francisco, California 94104
(Address of principal executive offices and Zip Code)
(415) 701-1110
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	TEAM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

On November 5, 2026, Atlassian Corporation (the “Company”) issued a press release announcing its results for the quarter ended September 30, 2026 (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein. The Company also published a letter to its shareholders announcing its financial results for the quarter ended September 30, 2026 (the “Shareholder Letter”). The full text of the Shareholder Letter is attached as Exhibit 99.2 to this current report on Form 8-K and is incorporated by reference herein.

The information in this Item 2.02, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(b)

Departure of Chief Accounting Officer

On November 2, 2026, Gene Liu notified the Company of his decision to step down from his position as Chief Accounting Officer and principal accounting officer of the Company, effective November 13, 2026, following more than 12 years with the Company. The Company thanks Mr. Liu for his many contributions to Atlassian, including his contributions building a world-class financial reporting and accounting team and wishes him the best in his future endeavors.

Mr. Liu’s decision is not the result of any disagreement with the Company, including with respect to any matter relating to the Company’s accounting practices, financial reporting or internal controls.

Appointment of Chief Accounting Officer

Effective as of November 16, 2026, the board of directors of the Company appointed Eli Berkovitch as the Company’s Chief Accounting Officer. In connection with the appointment, the Company and Mr. Berkovitch have entered into an offer letter (the “Offer Letter”), which provides for an annual base salary of $475,000 and a target annual bonus equal to 50% of the annual base salary, subject to the terms and conditions of the bonus plan in effect for the bonus plan year. The Offer Letter also provides for an initial grant of restricted stock units with a target value of $4.5 million (“RSUs”), which will vest in quarterly installments over four years. Mr. Berkovitch will also receive a one-time signing bonus of $100,000, which will be subject to repayment if he resigns at any time within twelve months following the commencement of his employment. Mr. Berkovitch will also be eligible for severance and change in control benefits under the terms and conditions of the Company’s Amended and Restated Executive Severance Plan.

Mr. Berkovitch, age 50, has served in senior financial leadership roles at Box, Inc. from May 2015 to October 2026, including as Chief Accounting Officer since April 2021. Mr. Berkovitch previously served at PubMatic, Inc. from October 2013 to April 2015 and in various audit roles at PricewaterhouseCoopers from December 2001 to October 2013. Mr. Berkovitch is a Certified Public Accountant and holds a Bachelor’s degree in Accounting and Economics from Tel Aviv University.

There are no arrangements or understandings between Mr. Berkovitch and any other persons pursuant to which Mr. Berkovitch was named an executive officer of the Company. The Company will also enter into its standard form of indemnification agreement with Mr. Berkovitch (in substantially the form filed with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Current Report on Form 8-K on October 3, 2022), which will require the Company to indemnify Mr. Berkovitch, to the fullest extent permitted under applicable law, for certain liabilities to which he may become subject to in the execution or discharge of his duties. There are no related party transactions between the Company and Mr. Berkovitch that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 5, 2026.
99.2	Shareholder Letter dated November 5, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLASSIAN CORPORATION

Date:	November 5, 2026	By:	/s/ James Chuong
James Chuong
Chief Financial Officer